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                                                                     Exhibit 4.8


Dated for Reference Purposes: May 16, 2001

             SECOND AMENDMENT TO THE STANDARD INDUSTRIAL/COMMERCIAL
            SINGLE-TENANT LEASE-NET DATED MAY 15, 1996 AND THE FIRST
           AMENDMENT DATED FOR REFERENCE PURPOSES AS FEBRURAY 10, 1999
            WHEREIN HASERJIAN BROS. REALTY CO., A CALIFORNIA GENERAL
                    PARTNERSHIP IS REFERRED TO AS LESSOR AND
            QIAGEN, INC., A WHOLLY OWNED SUBSIDIARY OF QIAGEN, GMBH,
                 A GERMAN CORPORATION IS REFERRED TO AS LESSEE
                         FOR THE PREMISES COMMONLY KNOWN
               AS 28159 AVENUE STANFORD, SANTA CLARITA, CALIFORNIA

The parties hereby agree to the following amendments to the lease:

Paragraph 49.A
Lessee hereby gives Lessor written notice of its intention to exercise the Second Option to Extend the Lease and upon execution of this Second Amendment, Lessor hereby acknowledges and accepts Lessee's exercise of the Second Option to extend the Lease for three (3) years commencing on September 1, 2001 and ending on August 31, 2004.

Paragraph 49 A.III
The monthly rent payable under Paragraph 1.5 ("Base Rent") of the Lease shall be $52,000.00 per month during the period commencing September 1, 2001 and ending August 31, 2004.

Lessee shall have no further options to extend the Lease.

Paragraph 56
LESSEE'S IMPROVEMENTS:
Lessee shall have the right to install approximately 20,000 to 25,000 square feet of general office area and related improvements in the existing warehouse area of the Premises, and construction of general office area and related improvements in the existing large conference room and training room of the Premises as per the Lease. However, Paragraph 56(e) shall not be applicable to the hereinabove referenced office improvements.

In the event of any conflict between the terms of this Second Amendment and the Lease, the terms of this Second Amendment shall prevail. Except as set forth herein, the terms and conditions of the hereinabove referenced Lease are hereby ratified and confirmed.

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Second Amendment to Lease
May 16, 2001
Page 2

Add:

QIAGEN, INC., A WHOLLY OWNED SUBSIDIARY OF QIAGEN NORTH AMERICAN HOLDINGS shall hereinafter be referred to as Lessee, succeeding QIAGEN, INC., A WHOLLY OWNED SUBSIDIARY OF QIAGEN, GMBH, A GERMAN CORPORATION.

Lessor:     HASERJIAN BROS. REALTY CO., A CALIFORNIA GENERAL
            PARTNERSIllP

      By: /s/ Ted Haserjian                       Date: July 16, 2001
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      By: /s/ Harold Haserjian                    Date: August 1, 2001
          --------------------                          --------------

Lessee:     QIAGEN, INC., A WHOLLY OWNED SUBSIDIARY OF QIAGEN NORTH
            AMERICAN HOLDINGS

By: /s/ Rosalie Duong                           Date: May 21, 2001
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